UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2018
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2018, the Board of Directors of the Federal Home Loan Bank of San Francisco (Bank) approved amendments to the Bank’s bylaws. The amendments include changes that bring the bylaws into conformance with the Federal Housing Finance Agency’s (Finance Agency) final rule on Indemnification Payments, 80 Federal Register 49987, October 4, 2018 (Indemnification Rule). In this regard, the Board amended the bylaws to explicitly provide that the Bank shall not pay the premiums for any insurance prohibited by Finance Agency regulation and clarify that prohibited indemnification payments include any payments prohibited by Finance Agency regulation with respect to any administrative proceeding or civil action instituted by the Finance Agency.

The foregoing description of the amendments to the Bank’s bylaws is qualified by reference to the amended and restated bylaws, a copy of which, marked to show changes from the prior version, is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Amended and Restated Bylaws of the Federal Home Loan Bank of San Francisco, dated December 7, 2018 (marked to show changes from the prior version)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: December 13, 2018	By:	/s/ J. Gregory Seibly
J. Gregory Seibly President and Chief Executive Officer